                                                                    EXHIBIT 10.3

                   DEALER'S OMNIBUS OPTIONS CLEARING AGREEMENT
                             (CUSTOMER TRANSACTIONS)


THIS AGREEMENT, made and entered into this 12th day of April, 2000, by and between ABN AMRO INCORPORATED ("AAI"), a New York corporation, and WEB STREET SECURITIES, INC. ("Dealer"), a Illinois corporation/partnership.

In consideration of the promises, mutual benefits, covenants and agreements herein expressed, AAI will establish a Dealer's Omnibus Options Account ("Account") for Dealer's benefit in effecting transactions in option contracts on behalf of Dealer's customers, all in accordance with the terms and conditions hereinafter set forth:

I.       REPRESENTATIONS BY DEALER

         a. Dealer is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and the following exchanges:

                  -----------------------------------------------------------

                  -----------------------------------------------------------

         b. Dealer is registered as a Broker/Dealer under Section 15 of the Securities Exchange Act of 1934, and is licensed and in good standing as a Broker/Dealer under all applicable Federal and state securities laws.

         c. Dealer has all requisite authority, whether arising under applicable Federal and state laws or the rules and regulations of any securities exchange to which Dealer is subject, and has taken all requisite action to enter into this Agreement and to retain the services of AAI in accordance with the terms hereof.

         d. Dealer represents and warrants that it is in compliance, and during the term of this Agreement shall remain in compliance, with the capital and financial reporting requirements of every securities exchange and securities clearing agency of which Dealer is a member, and to the extent required, with the capital and financial reporting requirements of the Securities and Exchange Commission ("SEC"), the NASD and of every state and other regulatory authority of whose jurisdiction it is subject. A copy of any notice or report filed with any securities exchange, the SEC, NASD, or any state setting forth the Dealer's non-compliance with applicable capital and financial reporting requirements shall be filed simultaneously with AAI.

         e. Dealer has been advised of, and is familiar with, AAI's clearing procedures and agrees to abide by such rules and guidelines as may be in effect now and in the future with respect to Dealer's Account.

         f. Dealer is aware of and agrees to be bound by the rules of the Chicago Board Options Exchange ("CBOE"), American Stock Exchange ("AMEX"), Pacific Exchange ("PCX"), Philadelphia Stock Exchange ("PHLX"), and such other exchanges as may commence trading in options, including, but not limited to, rules regarding the unbundling of round lot orders to execute such orders through an exchange automated system. Orders eligible for execution through such automated means may only be public customer market or marketable limit orders in share amounts as designated by the exchange. Public customer orders are defined as orders for an account in which a broker/dealer does not have an interest.

         g. All options carried in the Account will be carried for Dealer's customers and any short sales effected in the Account will be short sales made on behalf of Dealer's customers.

         h. Dealer shall promptly notify AAI and shall forthwith discontinue effecting transactions in the Account if any of the foregoing representations and warranties shall no longer be true and correct in all respects.

         i. Dealer agrees not to violate, either alone or in concert with others, the position or exercise limits which may be established from time to time pursuant to applicable exchange rules. If any individual customer carries reportable positions in one options class with Dealer, Dealer shall promptly notify its designated examining authority or appropriate exchange of such positions. If Dealer carries a position of reportable size of aggregate options contracts of the same class, Dealer shall promptly report to its designated examining authority or appropriate exchange a breakdown by customer of such positions. Dealer will also be responsible for reporting any large option positions to its designated examining authority or the relevant exchange.

         j. Dealer shall notify AAI if any person with significant managerial responsibility or otherwise with significant ability to influence the policies and actions of Dealer, whether or not the person currently acts as a principal or a registered representative, has a record which reflects any of the following:

                           (1) any felony conviction (or a plea of guilty or nolo contendere) or pending felony indictment, or other institution of felony proceedings, or any investment-related misdemeanor conviction, indictment or institution of any investment-related proceeding. For the purpose of this Agreement, the term "investment-related" pertains, but is not limited to, activities in connection with securities, commodities, banking, insurance or real estate;

                           (2) permanent bar or temporary suspension of ability to act as a principal or registered representative or otherwise to be associated with or performs designated functions for a firm engaging in an investment-related business;

                           (3) other disciplinary or adverse regulatory or administrative actions taken by any governmental, regulatory or self-regulatory body (a "Regulatory Authority");

                           (4) arbitrations, administrative proceedings or civil actions brought by individuals or a Regulatory Authority not resolved in favor of the person, including those ending in settlement;

                           (5) multiple customer complaints;

                           (6) a termination or permitted resignation after an investigation or allegation of sales practice problems or of violation of investment-related statues, regulations, rules or industry standards of conduct; or

                           (7) requirement that the person be subject to heightened supervision in accordance with the guidelines or recommendations promulgated by a Regulatory Authority


II.      REPRESENTATIONS BY AAI

         a. AAI is a member in good standing of the New York Stock Exchange ("NYSE"), AMEX, Chicago Stock Exchange ("CHX"), PCX, PHLX, CBOE and the NASD.

         b. AAI is duly registered or licensed and in good standing as a Broker/ Dealer under applicable Federal and state securities laws.

         c. AAI has all requisite authority, whether arising under applicable Federal and state laws or the rules and regulations of any securities exchange to which AAI is subject, to enter into this Agreement.

         d. AAI is in compliance, and during the term of this Agreement shall remain in compliance, with the capital and financial reporting requirements of every securities exchange and securities clearing agency of which it is a member, and to the extent required, with the capital requirements of the SEC and every state or other regulatory authority to whose jurisdiction it is subject.

         e. AAI is not a bank. Securities sold, offered or recommended by AAI are not deposits, are not insured by the Federal Deposit Insurance Corporation, and are not guaranteed or endorsed by or an obligation or responsibility of AAI AMRO Bank N.V. or any other affiliate U.S. bank or thrift institution.

III.     DEFINITIONS

         a. The term "customer" in reference to Dealer shall not include any general or special partner or any director or officer of Dealer, or any participant, as such, in any joint, group, or syndicate account with Dealer or with any partner, officer, or director of Dealer.

         b. The term "securities under the control of AAI" shall mean those securities maintained in the Account where both of the following conditions are satisfied: (1) Dealer has instructed AAI to maintain physical possession or control of such securities free of any charge, lien or claim of any kind in favor of AAI or any persons claiming through AAI; and, (2) AAI shall, within 24 hours after receipt of instructions, inform Dealer in a form acceptable to both parties, that it acknowledges such instructions. AAI shall be deemed to have accepted such instructions for long options maintained in the Account, other than options that are part of a qualified spread, for which AAI has received full cash payment from Dealer.

         c. The term "qualified spread" shall mean one or more options maintained in the Account in a short position and the same number of options maintained in the Account in a long position where both of the following conditions are satisfied: (1) Dealer has specifically identified such short and long options and has instructed AAI to carry them in the Account as a qualified spread for maintenance margin purpose; and, (2) such long options do not expire prior to the expiration of the short options.

IV.      SERVICES TO BE PERFORMED BY AAI

         a. Execution of orders for the Account, but only insofar as such orders are transmitted by Dealer and received by AAI. AAI reserves the right, at any time, to reject any order. In the event AAI controls the routing of any order as Executing Broker, AAI shall use its best efforts to obtain the best price for Dealer, however, this Agreement does not guarantee that the best price will be obtained when compared across various markets. Unless otherwise notified in writing, Dealer hereby grants AAI complete discretion as to which market to route all Dealer orders and acknowledges that such market may not be the primary market for such order. Dealer agrees to hold AAI harmless from and against any claim due to a difference in price when compared across different markets.

         b. Hold in one or more properly established accounts securities under the control of AAI.

         c.       Settlement of contracts and transactions in options.

         d. Preparation and mailing of summary trade lists to Dealer. Such trade lists shall be provided in lieu of a confirmation and shall contain the information required to be furnished on confirmations in accordance with all applicable laws, rules and regulations.

V.       SERVICES NOT TO BE PERFORMED BY AAI

         a. Accounting, bookkeeping or record keeping, cashiering or other services with respect to transactions in options or securities unrelated to transactions in the Account.

         b. Preparation of Dealer's financial statements or any analysis thereof.

         c. The making or filing of any reports, including option position reports to the SEC, any state securities commission, any securities exchange, securities association or other membership to which dealer is subject.

         d.       Services of Dealer set forth under Paragraph VI below.

VI.      SERVICES TO BE PERFORMED BY DEALER

         a. Dealer shall notify AAI by 11:00 a.m. Chicago time on the following business day if the trade list of transactions provided by AAI under Paragraph IV above contains any discrepancies.

         b. Dealer will determine all of the facts regarding transactions effected in all customer accounts, including but not limited to the suitability of all transactions, the authenticity of all orders, the qualifications of any person holding power of attorney over any customer's account, all required confirmations and statements of accounts to customers, and the issuance and receipt of all appropriate option exercise instructions. Dealer agrees to maintain all necessary account documentation to comply with Federal, state, exchange and self-regulatory association laws, rules and regulations. Dealer agrees to provide all documents to such agencies when so requested.

         c. Dealer shall be responsible for its compliance with all laws, rules and regulations of all Federal, state, exchange or securities agencies having regulatory jurisdiction over the affairs of Dealer.

         d. Dealer shall furnish OCC's current prospectus and appropriate supplements to each of its customers in accordance with the provisions of regulatory authorities as may from time to time be applicable, and the rules of the exchanges where options are traded. Dealer shall not use any sales material in contravention of the Securities Act of 1933, the rules thereunder, or any other applicable law, regulation or rule. AAI reserves the right to charge Dealer the cost of any prospectus or additional approved sales material provided to Dealer by AAI.

         e. Upon request, Dealer shall furnish AAI promptly with a copy of: (i) its complete annual audit report; (ii) its complete quarterly FOCUS report; (iii) its monthly FOCUS reports upon AAI's request; (iv) written control procedures regarding order entry and, (v) such other regulatory or financial reports as AAI, in its sole discretion, deems appropriate.

         f. Dealer shall obtain from each of its customers all requisite and appropriate written authorization to lend, pledge and hypothecate to AAI all securities carried in the Account (other than securities under the control of AAI) in accordance with the provisions of this Agreement and for AAI to lend, re-pledge and re-hypothecate any or all of such securities, whether separately or in common ownership with other money, securities, or property, as AAI, in its sole discretion, shall deem appropriate. Dealer hereby notifies and represents to AAI that the loan, pledge or hypothecation hereunder of all securities carried in the Account (other than securities under the control of AAI) do not contravene any provision of the rules of the Federal government or any other provision of the Federal Reserve System or any agreement to which Dealer is a party or is subject. Dealer shall give AAI all instructions necessary to assure continued compliance by Dealer with all such provisions.

         g. Dealer shall monitor and be responsible for the: (i) furnishing to clients of investment advice; (ii) transfer of securities and accounts of customers; (iii) handling of accounts for employees or officers of member organizations, self-regulatory organizations and other financial institutions; (iv) payment of dividends and interest to its accounts; and, (v) compliance with restricted/control stock requirements.

VII.     QUALIFIED SPREADS

         Dealer shall not instruct AAI to carry long and short options as a qualified spread unless all options to be included in a qualified spread are carried for the same customer of Dealer, and any instructions by Dealer to carry options as part of a qualified spread shall be deemed to be a representation by Dealer to AAI to such effect. AAI shall have a lien as set forth in Paragraph XI on all long option contracts included as part of a qualified spread (and proceeds from any sale or disposition thereof), and such lien shall continue until: (i) the short option contracts included in such qualified spread have been closed out in a closing purchase transaction and Dealer has paid AAI the full purchase price with respect to such transaction; (ii) an exercise notice has been assigned to the short option contracts included in such qualified spread and AAI has informed Dealer that, based on the deposit of the underlying securities or other collateral satisfactory to AAI, AAI has released its lien on such long option contracts; (iii) the time for the assignment of an exercise notice to the short option contracts included in such qualified spread has expired; or, (iv) Dealer has specifically instructed AAI to treat such long option contracts as securities under the control of AAI, and AAI has informed Dealer in writing that it accepts such instruction.

VIII.    MARGIN

         AAI shall establish such initial or maintenance margin requirements as it deems appropriate from time to time with respect to Dealer and may revise or amend such requirements at any time and without prior notice to the Dealer. Dealer shall comply with the Federal Reserve Board's Regulation X as a borrower of securities credit which incorporates Regulation T and the rules and regulations of the self-regulatory organizations having jurisdiction over the securities and non-securities transactions effected or held by AAI for Dealer.

IX.      DEBIT BALANCE

         AAI shall retain a lien upon all securities in the Account, except for those securities under the control of AAI so long as there is any debit in the Account. Debit balances shall accrue interest on a daily basis at a rate per annum equal to one percent (1%) above the quoted broker's current call loan rate, such rate being subject to change, without prior notice, as the quoted broker's current call loan rate changes. A designated delivery versus payment (DVP) account shall not bear any interest charge.

X.       MONEY OR COLLATERAL CALLS

         Dealer shall promptly satisfy money or collateral calls by 2:00 p.m. Chicago time the next business day following issuance or notification. In the event Dealer does not promptly satisfy such calls, AAI is authorized, in its sole discretion and without notification to Dealer, to take any and all steps AAI deems necessary to protect itself in connection with option positions carried or option transactions entered for the Account. Such steps include, but are not limited to, the right to buy-in short or sell long positions for the Account's risk all or a portion of the shares, options or other collateral carried by AAI for the Account in compliance with SEC Rule 15c3-3(c)(2). The failure of AAI to take such steps shall not be deemed acquiescence to the failure of Dealer to satisfy money or collateral calls and shall not preclude AAI from subsequently following any or all of the steps set forth above. Dealer further agrees that any and all expenses or losses incurred in this connection, including reasonable legal fees, shall be reimbursed to AAI.

XI.      SECURITIES LIEN

         In the event of a default by Dealer under this Agreement, Dealer hereby grants to AAI a lien on all securities in the Account, except for those securities under the control of AAI as defined in Paragraph III.b, for all obligations to AAI with respect to all transactions effected through and positions maintained in the Account and all other obligations from Dealer to AAI arising under this Agreement. AAI is authorized, in its discretion, for any reason whatsoever it deems necessary for AAI's protection, to sell any or all of the securities or other property which may be in its possession, except for those securities under the control of AAI, or which AAI may be carrying for the Account, or to purchase any securities or other property of which the Account of Dealer may be short, or cancel any outstanding orders, to close out the Account on behalf of Dealer. Such sale, purchase or cancellation may be made according to AAI's judgment and may be made, at AAI's discretion, on the exchange or other market where such business is then usually transacted, or at public auction or at private sale, without advertising the same and without notice to Dealer or upon personal representatives of Dealer, and AAI may purchase the whole or any part thereof free from any right of redemption, and Dealer shall remain liable for any deficiency.

         A prior tender, demand or call of any kind from AAI, or prior notice from AAI, of the time and place of such sale or purchase shall not be considered a waiver of AAI's right to sell or buy any securities and/or other property held by AAI or owed AAI by Dealer, at any time. A lack of action on AAI's part shall not be considered a waiver of AAI's rights under this paragraph.

XII.     DEALER'S LOAN CONSENT

         Dealer hereby authorizes AAI to lend and hypothecate to itself as broker or to others any securities or other property maintained in the Account that are not securities under the control of AAI to the extent permitted by applicable SEC rules.

XIII.    EXERCISE OF VALUABLE OPTIONS

         OCC automatically exercises all equity and index options at expiration when such options reach designated levels and establishes cut-off times for the exercise of options. It is the responsibility of Dealer to notify AAI of any such options they do not desire to be exercised. Dealer shall have complete responsibility to instruct AAI to exercise any option that does not fall within the OCC parameters or does not have automatic execution parameters. Any profit or loss realized from the exercise of such option by AAI will be applied to Dealer's Account. Due to various exchange rules regarding trading halts (i.e. "circuit breakers"), the exchange may close trading early if various conditions exist. This may affect the closing price of securities and therefore the exercise of options. AAI shall have no duty to notify Dealer of any such trading halt and the exercise of options pursuant thereto. It shall be Dealer's sole responsibility to provide AAI with the exchange mandated contrary exercise instructions on the form provided by AAI. If AAI for any reason does or does not exercise any option, Dealer waives any and all claims for damage or loss which Dealer, its successors and assigns, may have at any time against AAI arising out of the fact that such option was or was not exercised. The authority granted AAI under this paragraph shall not include any responsibilities with respect to the liquidation of the underlying security if the option is exercised.

XIV.     UNCOVERED OPTIONS

         If Dealer writes an option contract without depositing the underlying security promptly, Dealer agrees to honor all assignments and deliver the underlying security to AAI during the prescribed time. If Dealer fails to deliver the underlying security promptly, AAI is authorized to act as Dealer's agent and buy-in such security at the then current market price. In such event, the Account shall be debited for any loss and AAI shall charge a fee and/or commission for this service.

XV.      ALLOCATION OF ASSIGNMENT NOTICES

         AAI will allocate assignment notices in accordance with applicable Exchange policies and procedures. Dealer may view AAI's allocation provisions upon request.

XVI.     MANNER, PLACE AND TIME OF DELIVERY AND PAYMENT

         Dealer agrees to deliver or accept delivery of all options in the manner and form provided for by OCC. For all options, AAI shall determine the place of delivery and payment procedures. AAI shall impose deadlines of not more than one hour earlier than applicable Exchange or OCC requirements for tendering exercise notices, making deliveries, or any settlement activity.

XVII.    COMMUNICATION

         a. Dealer and AAI will mutually agree to methods of communication and the number of access locations necessary to satisfy Dealer. AAI shall not be responsible for any instructions or orders which it does not receive due to malfunction of communications equipment.

         b. AAI will have discretion over the type and proper location of communications equipment deemed necessary to render the most efficient service to the Dealer.

         c. Dealer agrees and consents to the recording of telephone conversations with AAI or any of its employees or agents, although AAI assumes no responsibility to do such or retain such recordings. Further, Dealer waives any right to object to the use of any such recording in any legal proceeding between AAI and Dealer.

         d. AAI and Dealer shall bear responsibility for their respective errors, as determined in accordance with this Agreement and the constitution and rules of the exchange on which the order was executed, provided however, that AAI shall not be responsible for any errors not reported prior to the opening of the relevant contract, but not later than 11:00 a.m. Chicago time on the following trade day.

XVIII.   COMPENSATION

         Dealer shall be charged fees, commissions and expenses (See Appendix). In addition, the Account will be charged on a monthly basis any interest in accordance with Paragraph IX.

XIX.     INDEMNIFICATION

         Dealer hereby agrees to indemnify, protect and hold harmless AAI from and against all claims, demands, proceedings, suits and actions and all liabilities, expenses and costs in connection herewith:

         a. Dealer's failure to make payment for options purchased or fails to promptly collateralize margin options sold;

         b. Dealer's failure to meet any initial margin call or maintenance call;

         c. Dealer's failure to properly exercise the duties and obligations with respect to this Agreement; or

         d. Suits or arbitrations commenced by a customer or third party (i.e. an employee) of Dealer arising from the relationship between AAI and Dealer in which AAI properly executed its duties and responsibilities.

         If any action or proceeding is brought by or against either party, the parties mutually agree to cooperate to the fullest extent possible in the defense or prosecution of such action or proceeding. This indemnification provision shall survive the termination of the Agreement.

XX.      TERMINATION

         This Agreement may be terminated by either party upon 48 hours written notice by registered or certified mail, except that the lien and other rights of AAI hereunder shall continue as long as there remain any unsettled transactions or outstanding obligations from Dealer to AAI with respect to the Account. AAI, in its discretion, may immediately terminate this Agreement if any representations, warranties, duties, responsibilities, or obligations of Dealer shall not be true or duly performed or shall cease to become true or duly performed; provided, however, that the failure of AAI to terminate this Agreement shall not be deemed acquiescence in Dealer's misrepresentations or failure to perform its duties, responsibilities or obligations and shall not preclude AAI from subsequently terminating this Agreement. If AAI deems it necessary to terminate this relationship for a reason other than a violation of this Agreement, it shall allow Dealer 60 days to secure a new correspondent relationship. Upon termination, Dealer agrees to compensate AAI in accordance with Paragraph XI above for each transfer or closing transaction necessary to liquidate or close the account.

         The parties affirm and agree that neither the fixation of the conversion rate of any European currency against the Euro as a single currency, in accordance with the Treaty Establishing the European Economic Community, as amended by the Treaty on the European Union (the Maastricht Treaty), nor the conversion of any settlement obligations under this agreement from any European currency into Euro will be a reason for the early termination or revision of this Agreement or create any liability of one party towards the other party for any direct or consequential loss arising from any of these events.

XXI.     ARBITRATION

         The parties hereby consent to submit any dispute or controversy which may arise from or relate to this Agreement to arbitration before the NASD or an appropriate exchange. The parties further agree that such arbitration shall be held in Chicago, Illinois unless the rules of the NASD or an exchange require a different location.

XXII.    CONSTRUCTION

         This Agreement shall be construed and enforced under and in accordance with the laws of the State of Illinois without regard to its conflict of laws provisions. If any part, term or provision of this Agreement is held to be illegal or in conflict with the law of any state or any other law, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular part, term or provisions held to be invalid.

XXIII.   MISCELLANEOUS

         a. The Chairman, President, Executive Vice Presidents or Senior Vice Presidents of AAI are the only individuals authorized to enter into this Agreement or other agreements on behalf of AAI, or to modify any of the aforesaid agreements. Oral statements shall under no circumstances be considered part of the Agreement or otherwise legally binding on the parties hereto.

         b. Neither this Agreement nor the performance of the services hereunder shall be considered to create a joint venture or partnership between AAI and Dealer or between Dealer and other brokers for whom AAI may perform the same or similar service.

         c. For the purpose of delivery of any notice hereunder, the addresses of the parties are set forth opposite their respective signatures on the execution page hereof. Either party may change its address for notice purposes by giving written notice of the new address to the other party.

         d. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, provided, however, that no assignment of this Agreement shall be valid unless expressly agreed to in writing by the other party or assigned pursuant to the governing securities rules, regulations and interpretations regarding the bulk transfer of accounts.

         e. This Agreement is not intended to grant any right to, or provide any basis for any claims by third parties.

IN WITNESS WHEREOF, the parties have hereunder affixed their hands as of the day and year first above written.


ABN AMRO INCORPORATED           By      /s/ Lance E. Dominick
208 South LaSalle Street           --------------------------------------------
Chicago, Illinois 60604            Lance E. Dominick, Senior Vice President



DEALER NAME AND ADDRESS

WEB STREET SECURITIES, INC.     By:     /s/ D. Jonathon Rosenberg
222 S. Riverside Plaza             --------------------------------------------
11th Floor                         Signature
Chicago, Illinois  60606
                                     D. Jonathon Rosenberg, EVP/Chief
                                             Operating Officer
                                 ----------------------------------------------
                                 Print Name and Title

                                  Appendix A
                     TO OMNIBUS OPTIONS CLEARING AGREEMENT
                      DATED: April 12, 2000 by & between
              ABN AMRO Incorporated & Web Street Securities, Inc.

Executions:
-----------
ABN AMRO Incorporated (AAI) will be compensated for all correspondent equity and index option execution business on the American Stock Exchange, the Pacific Exchange, the Philadelphia Stock Exchange and all equity execution business on the Chicago Board Options Exchange at the rate of *** per contract.

ABN AMRO Incorporated (AAI) will be compensated for all correspondent index option execution business on the Chicago Board Options Exchange at the rate of *** per contract.

Clearance:
----------
o ABN AMRO Incorporated will be compensated for the clearance of all option contracts at the rate of *** per contract.
o In addition to the above stated rates all exchange transaction and OCC fees will be passed to the correspondent. (See attached copy)
o All exercise and assignment notices settled through NSCC correspondent clearing will be billed at *** per notice regardless of size.
o All exercise and assignment notices settled via DVP/RVP will be billed at *** per notice regardless of size.

Processing:
-----------
AAI will be compensated for all trades routed and executed through the CNESS interface at the rate of *** per contract.

In consideration thereof AAI is to provide the following services, supplies and facilities:

Execution Services:
-------------------
         Phone Clerk (s)
         Floor Support Personnel
         Floor Locations and Supplies
         Daily Recaps
         Trade Checking

Clearing Services:
------------------
         Margin Clerk (s)
         Support Trade Data Reports (Daily)
         - Daily Confirmations
         - Position Reports
         Support Trade Data Reports (Monthly)
         - Monthly Statement


                    /s/ Lance E. Dominick                      Dated: 8/11/2000
                    -----------------------------------------------------------
                    Lance E. Dominick, Senior Vice President
                    ABN AMRO Incorporated

                    /s/ D. Jonathon Rosenberg                  Dated: 8/11/2000
                    -----------------------------------------------------------
                    Web Street Securities, Inc.

*** This information is omitted pursuant to a confidential treatment request filed with the SEC.